                            HOUGHTON MIFFLIN COMPANY
                                   EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-69298, 33-59015, 33-51098, and 333-58377) pertaining to the Houghton Mifflin Company 401(k) Savings Plan, the 1992 Stock Compensation Plan, the 1995 Stock Compensation Plan, and the 1998 Stock Compensation Plan of Houghton Mifflin Company and in the Registration Statement (Form S-3 No. 33-64903) of Houghton Mifflin Company and in the related prospectuses pertaining to the $300 million debt securities of our report dated January 26, 1999, except for the third paragraph in Note 14, as to which the date is February 28, 1999, with respect to the consolidated financial statements and schedule of Houghton Mifflin Company included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                             Ernst & Young LLP


Boston, Massachusetts
March 25, 1999






                                       66